EXHIBIT 21
PVH CORP. SUBSIDIARIES

The following table lists all of the subsidiaries of PVH Corp. and the jurisdiction of incorporation of each subsidiary. Each subsidiary does business under its corporate name indicated in the table.

Name	State or Other Jurisdiction of Incorporation

Calvin Klein Europe B.V.	Netherlands
Calvin Klein Jeanswear Company	Delaware
Calvin Klein, Inc.	New York
CK Logistics B.V.	Netherlands
CK Underwear Australia Pty Limited	Australia
CKJ Holdings, Inc.	Delaware
Cluett, Peabody & Co., Inc.	Delaware
Confezioni Moda Italia S.r.l.	Italy
Designer Holdings Ltd.	Delaware
PVH (India) Ltd.	British Virgin Islands
PVH (Macao) Company Limited	Macao
PVH Asia Limited	Hong Kong
PVH B.V.	Netherlands
PVH Belgium BV	Belgium
PVH Brands Australia Pty Limited	Australia
PVH Brands Austria GmbH	Austria
PVH Brands Belgium BV	Belgium
PVH Brands Croatia d.o.o.	Croatia
PVH Brands Czechia s.r.o.	Czech Republic
PVH Brands Denmark ApS	Denmark
PVH Brands Europe B.V.	Netherlands
PVH Brands Germany GmbH	Germany
PVH Brands Ireland Limited	Ireland
PVH Brands Luxembourg S.a.r.l	Luxembourg
PVH Brands Netherlands B.V.	Netherlands
PVH Brands NZ Limited	New Zealand
PVH Brands Poland Sp. z o.o	Poland
PVH Brands Sweden AB	Sweden
PVH Brands Switzerland GmbH	Switzerland
PVH Canada, Inc.	Canada
PVH Commerce (Shanghai) Company Limited	China
PVH Commercial Malaysia Sdn Bhd	Malaysia
PVH Dongguan Trading and Services Company Limited	China
PVH Europe B.V.	Netherlands
PVH Far East Limited	Hong Kong
PVH Finland OY	Finland
PVH France SAS	France
PVH Gift Card Company LLC	Virginia
PVH gTLD Holdings LLC	Delaware

Name	State or Other Jurisdiction of Incorporation

PVH Guam, Inc.	Delaware
PVH Heritage Brands Australia Pty Limited	Australia
PVH Hong Kong Limited	Hong Kong
PVH International B.V.	Netherlands
PVH Italia S.r.l.	Italy
PVH Japan Ltd.	Japan
PVH Kenya Limited	Kenya
PVH Korea Co., Ltd.	South Korea
PVH Management Consultant (Shanghai) Ltd.	China
PVH MEA FZE	Dubai
PVH Neckwear, Inc.	Delaware
PVH Norge AS	Norway
PVH Puerto Rico LLC	Delaware
PVH Puerto Rico, Inc.	Delaware
PVH Realty Corp.	Delaware
PVH Retail Stores LLC	Delaware
PVH Services India Private Limited	India
PVH Services Vietnam Limited Liability Company	Vietnam
PVH Shanghai Co. Ltd.	China
PVH Singapore Private Limited	Singapore
PVH Socks, Inc.	Delaware
PVH Stores Portugal, Unipessoal Lda.	Portugal
PVH Stores Spain Moda, S.L.	Spain
PVH Turkey Sourcing Isletme Destek Hizmetleri Limited Sirketi	Turkey
PVH UK Group Limited	United Kingdom
PVH Wholesale Corp.	Delaware
PVH Wholesale New Jersey, Inc.	Delaware
Sunshine A Pty Ltd.	Australia
TH Asia Limited	Hong Kong
TH Australia Holding Pty Limited	Australia
The Warnaco Group, Inc.	Delaware
Tommy Hilfiger (HK) Limited	Hong Kong
Tommy Hilfiger (Shanghai) Apparel Co. Ltd.	China
Tommy Hilfiger Europe B.V.	Netherlands
Tommy Hilfiger Licensing B.V.	Netherlands
Tommy Hilfiger Licensing LLC	Delaware
Tommy Hilfiger Marka Dagitim Ve Ticaret Anonim Sirketi	Turkey
Tommy Hilfiger Retail, LLC	Delaware
Tommy Hilfiger Stores Norge AS	Norway
Tommy Hilfiger Trading (Shanghai) Co., Limited	China
Tommy Hilfiger U.S.A. Inc.	Delaware
True & Co. Delaware	Delaware
Warnaco Apparel SA (Proprietary) Limited	South Africa
Warnaco Inc.	Delaware

Name	State or Other Jurisdiction of Incorporation

Warnaco U.S., Inc.	Delaware
WBR Industria e Comercio de Vestuario Ltda.	Brazil
Wellrose Ltd.	Hong Kong

March 31, 2026